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                        LA JOLLA PHARMACEUTICAL COMPANY
                                 EXHIBIT 10.41

                                  ATTACHMENT A

        As a supplement to the letter agreement dated April 10, 2001 between La Jolla Pharmaceutical Company ("LJP") and William J. Welch ("WELCH") related to Welch's employment by LJP, Welch and LJP hereby agree as follows:

        In connection with Welch's employment with LJP, LJP's management will recommend to LJP's Board of Directors that LJP grant to Welch an option to purchase up to 80,000 shares of common stock of LJP. Such option, if granted, shall be the "OPTION" for purposes hereof.

        If Welch's employment is terminated by LJP without Cause (as defined below), or if a Change in Control of LJP (as defined below) occurs and Welch's employment with LJP or its successor "terminates in connection with" (as defined below) that Change in Control and in the absence of any event or circumstance constituting Cause, then:

          (i) Welch will be entitled to receive from LJP a severance payment equal to his then-current base salary for a period of nine (9) full calendar months from the date of termination, payable consistent with LJP's normal payroll practices, provided that such payment will be contingent upon execution and delivery by Welch and LJP of a mutual release, in form satisfactory to LJP, of all claims arising in connection with Welch's employment with LJP and termination thereof, and

          (ii) Notwithstanding anything to the contrary in the option plan pursuant to which the Option is granted (the "PLAN"), the Option (or any successor option received by Welch in connection with the Change in Control) shall automatically vest and become fully exercisable as of the date of termination of Executive's employment (the TERMINATION DATE"), notwithstanding any vesting or performance conditions applicable thereto, and shall remain exercisable for a period of one year following the Termination Date or such longer period as is provided by the Plan or grant pursuant to which the Option was granted. However, notwithstanding the foregoing, in no case will the Option be exercisable beyond the duration of the original term thereof, and if the Option qualifies as an incentive stock option under the Internal Revenue Code and applicable regulations thereunder, the exercise period thereof shall not be extended in such a manner as to cause the Option to cease to qualify as an incentive stock option unless Executive elects to forego incentive stock option treatment and extend the exercise period thereof as provided herein.

       For purposes hereof, "CHANGE IN CONTROL" of LJP has the meaning set forth in the Plan in its form as the date of grant of the Option.

       For purposes hereof, "CAUSE" means Welch has (i) engaged in serious criminal activity or other wrongful conduct that has an adverse impact on LJP, (ii) disregarded instructions given to him under the authority of LJP's Board of Directors, (iii) performed services for

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Welch-Attachment A
April 10, 2001
Page 2


        any person or entity other than LJP and appropriate civic organizations, or (iv) otherwise materially breached his employment or fiduciary responsibilities to LJP.

        For purposes hereof, Welch's employment with LJP or its successor will be deemed to "TERMINATE IN CONNECTION WITH" a Change in Control if, within 180 days after the consummation of the Change of Control, (i) Welch is removed from Welch's employment by, or resigns his employment upon the request of, a person exercising practical voting control over LJP or its successor following the Change in Control or a person acting upon authority or at the instruction of such person; or (ii) Welch's position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and Welch is not offered a replacement position with LJP or its successor as a Vice President with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the Change in Control; or (iii) Welch resigns his employment with the Company or its successor rather than comply with a relocation of his primary work site more than 50 miles from LJP's headquarters.

               In Witness Whereof, LJP and Welch have entered into this agreement as of April 16, 2001.


        LA JOLLA PHARMACEUTICAL COMPANY


        By: /s/ STEVEN B. ENGLE                   /s/ WILLIAM J. WELCH
           -----------------------------         -----------------------------
                Steven B. Engle                       William J. Welch
                Chairman & CEO